EXHIBIT 32

WRITTEN CERTIFICATION of
CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER
PURSUANT to 18 U.S.C. SECTION 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the “Company”), each hereby certifies that, to the best of each of their knowledge:

a)                   the Company’s Report on Form 10-Q for the quarterly period ending September 30, 2003 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)                  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Jalbert
Michael E. Jalbert
Chief Executive Officer
November 06, 2003

/s/ Massoud Safavi
Massoud Safavi
Chief Financial Officer
November 06, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.  A signed original of this written statement or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, required by Section 906, has been provided to EFJ, Inc. and such statement will be retained by EFJ, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.